Exhibit 13(b)

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ann M. Carpenter, President and I, Bruce S. Rosenberg, Treasurer of the State Street Institutional Funds (the “Trust”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing of the Trust for the period ended March 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ann M. Carpenter
Ann M. Carpenter
President (Principal Executive Officer)

Date: June 3, 2024

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg

 Treasurer (Principal Financial and Accounting Officer)

Date: June 3, 2024